Sallie Mae Student Loan Trust 1996-1

Quarterly Servicing Report
Report Date: 12/31/2004 Reporting Period: 10/1/04-12/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		9/30/2004	Activity	12/31/2004
A	i	Portfolio Balance	$156,780,871.06	($156,780,871.06)	$—
	ii	Interest to be Capitalized	490,833.03		—

	iii	Total Pool	$157,271,704.09		$—

B	i	Weighted Average Coupon (WAC)	4.628%		0.000%
	ii	Weighted Average Remaining Term	68.08		0.00
	iii	Number of Loans	106,012		—
	iv	Number of Borrowers	40,147		—

	Notes and Certificates			Spread	Balance 10/25/04	% of Pool*	Balance 1/25/05	% of Pool*
C	i	A-1 Notes	795452AD3	0.56%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	795452AE1	0.75%	104,771,704.09	66.618%	—	0.000%
	iii	Certificates	795452AF8	0.98%	52,500,000.00	33.382%	—	0.000%

	iv	Total Notes and Certificates			$157,271,704.09	100.000%	$—	0.000%

	Reserve Account		10/25/2004	1/25/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$393,179.26	$—
	iv	Reserve Account Floor Balance ($)	$1,500,000.00	$—
	v	Current Reserve Acct Balance ($)	$1,500,000.00	$—

*Percentages may not total 100% due to rounding.

II. 1996-1 Transactions from 10/1/2004 through 12/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$15,342,771.86
	ii	Principal Collections from Guarantor	1,850,342.96
	iii	Principal Reimbursements	7,699.05
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$17,200,813.87

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$14,129.30
	ii	Capitalized Interest	(522,667.85)

	iii	Total Non-Cash Principal Activity	$(508,538.55)

C	Student Loan Sale Principal		$140,088,595.74

D	Total Student Loan Principal Activity		$156,780,871.06

E	Student Loan Interest Activity
	i	Regular Interest Collections	$930,596.97
	ii	Interest Claims Received from Guarantors	88,537.20
	iii	Collection Fees/Return Items	19,542.31
	iv	Late Fee Reimbursements	101,517.77
	v	Interest Reimbursements	5,422.70
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	152,475.97
	viii	Subsidy Payments	203,651.51

	ix	Total Interest Collections	$1,501,744.43

F	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$298.86
	ii	Capitalized Interest	524,841.93

	iii	Total Non-Cash Interest Adjustments	$525,140.79

G	Student Loan Sale Accrued Interest		$1,183,359.62

H	Total Student Loan Interest Activity		$3,210,244.84

I	Non-Reimbursable Losses During Collection Period		$14,206.83

J	Cumulative Non-Reimbursable Losses to Date		$1,664,201.32

III. 1996-1 Collection Account Activity 10/1/2004 through 12/31/2004

A	Principal Collections
i	Principal Payments Received	$12,080,831.35
ii	Consolidation Principal Payments	5,112,283.47
iii	Reimbursements by Seller	249.33
iv	Borrower Benefits Reimbursements	0.00
v	Reimbursements by Servicer	2,690.59
vi	Re-purchased Principal	4,759.13

vii	Total Principal Collections	$17,200,813.87

B	Interest Collections
i	Interest Payments Received	$1,324,951.44
ii	Consolidation Interest Payments	50,310.21
iii	Reimbursements by Seller	444.11
iv	Borrower Benefits Reimbursements	0.00
v	Reimbursements by Servicer	4,593.73
vi	Re-purchased Interest	384.86
vii	Collection Fees/Return Items	19,542.31
viii	Late Fees	101,517.77

ix	Total Interest Collections	$1,501,744.43

C	Other Reimbursements	$69,857.76

D	Administrator Account Investment Income	$—

E	Proceeds from Loan Sale	$144,087,736.13

TOTAL FUNDS RECEIVED	$162,860,152.19
(LESS: SERVICING FEES PREVIOUSLY REMITTED)	($282,216.44)
F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT	$162,577,935.76

G	Servicing Fee Calculation-Current Month
i	Unit Charge Calculation	$146,615.70
ii	Percentage of Principal Calculation	$133,225.96
iii	Lesser of Unit or Principal Calculation	$133,225.96

H	Servicing Fees Due for Current Period	$133,225.96

I	Carryover Servicing Fees Due	$—
Oct-04	Servicing Carryover	$—
Nov-04	Servicing Carryover	$—
Dec-04	Servicing Carryover	$—

$—

J	Administration Fees Due	$20,000.00

K	Total Fees Due for Period	$153,225.96

IV. 1996-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004
INTERIM:
In School
Current	5.572%	0.000%	242	0	0.228%	0.000%	$866,492.08	$—	0.553%	0.000%

Grace
Current	5.202%	0.000%	135	0	0.127%	0.000%	551,260.55	—	0.352%	0.000%

TOTAL INTERIM	5.428%	0.000%	377	0	0.356%	0.000%	$1,417,752.63	$—	0.904%	0.000%
REPAYMENT
Active
Current	4.620%	0.000%	76,919	0	72.557%	0.000%	$90,682,127.90	$—	57.840%	0.000%
31-60 Days Delinquent	4.622%	0.000%	3,926	0	3.703%	0.000%	6,972,030.31	—	4.447%	0.000%
61-90 Days Delinquent	4.620%	0.000%	2,126	0	2.005%	0.000%	4,056,807.20	—	2.588%	0.000%
91-120 Days Delinquent	4.727%	0.000%	1,440	0	1.358%	0.000%	3,416,821.10	—	2.179%	0.000%
> 120 Days Delinquent	4.689%	0.000%	3,774	0	3.560%	0.000%	9,677,311.13	—	6.173%	0.000%

Deferment
Current	4.561%	0.000%	9,487	0	8.949%	0.000%	21,041,221.01	—	13.421%	0.000%

Forbearance
Current	4.641%	0.000%	7,540	0	7.112%	0.000%	18,625,455.59	—	11.880%	0.000%

TOTAL REPAYMENT	4.621%	0.000%	105,212	0	99.245%	0.000%	$154,471,774.24	$—	98.527%	0.000%
Claims in Process (1)	4.663%	0.000%	420	0	0.396%	0.000%	$886,584.91	$—	0.566%	0.000%
Aged Claims Rejected (2)	4.170%	0.000%	3	0	0.003%	0.000%	$4,759.28	$—	0.003%	0.000%
GRAND TOTAL	4.628%	0.000%	106,012	0	100.000%	0.000%	$156,780,871.06	$—	100.000%	0.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1996-1 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	0.000%	0	$—	0.000%
- GSL - Unsubsidized	0.000%	0	0.00	0.000%
- PLUS Loans	0.000%	0	0.00	0.000%
- SLS Loans	0.000%	0	0.00	0.000%

- Total	0.000%	0	$—	0.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	0.000%	0	$—	0.000%
-Two Year	0.000%	0	0.00	0.000%
-Technical	0.000%	0	0.00	0.000%
-Other	0.000%	0	0.00	0.000%

- Total	0.000%	0	$—	0.000%

*Percentages may not total 100% due to rounding.

VI. 1996-1 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$1,477,440.04
B	Interest Subsidy Payments Accrued During Collection Period		174,998.15
C	SAP Payments Accrued During Collection Period		286,884.90
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)		82,095.07
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$2,021,418.16

G	Student Loan Rate
	i	Days in Calculation Period	92
	ii	Days in Year	365
	iii	Net Expected Interest Collections	$2,021,418.16
	iv	Primary Servicing Fee	$415,442.40
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$157,271,704.09
	vii	Student Loan Rate	4.00084%

		Accrued
		Int Factor	Accrual Period	Rate
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(10/25/04 - 1/25/05)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			2.94348%
K	Class A-2 Interest Rate	0.007419178	(10/25/04 - 1/25/05)	2.94348%
L	Certificate T-Bill Based Rate of Return			3.17348%
M	Certificate Rate of Return	0.007998904	(10/25/04 - 1/25/05)	3.17348%

VII. 1996-1 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
10/25/2004	–	10/25/2004	1	1.803%	2.5530%	2.7830%

10/26/2004	–	11/1/2004	7	1.890%	2.6400%	2.8700%

11/2/2004	–	11/8/2004	7	1.987%	2.7370%	2.9670%

11/9/2004	–	11/15/2004	7	2.084%	2.8340%	3.0640%

11/16/2004	–	11/22/2004	7	2.115%	2.8650%	3.0950%

11/23/2004	–	11/29/2004	7	2.197%	2.9470%	3.1770%

11/30/2004	–	12/6/2004	7	2.238%	2.9880%	3.2180%

12/7/2004	–	12/13/2004	7	2.253%	3.0030%	3.2330%

12/14/2004	–	12/20/2004	7	2.243%	2.9930%	3.2230%

12/21/2004	–	12/27/2004	7	2.223%	2.9730%	3.2030%

12/28/2004	–	1/3/2005	7	2.269%	3.0190%	3.2490%

1/4/2005	–	1/10/2005	7	2.320%	3.0700%	3.3000%

1/11/2005	–	1/24/2005	14	2.376%	3.1260%	3.3560%

Total Days in Accrual Period			92

VIII. 1996-1 Inputs From Previous Quarterly Servicing Reports 9/30/2004

A	Total Student Loan Pool Outstanding
	i	Current Pool Balance	$156,780,871.06
	ii	Interest To Be Capitalized	490,833.03

	iii	Total Student Loan Pool Outstanding	$157,271,704.09

B	Total Note and Certificate Factor		0.1048478
C	Total Note and Certificate Balance		$157,271,704.09

D	Note Balance 10/25/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000	0.2212708	1.0000000
	ii	Note Principal Shortfall	$0.00	$0.00	$0.00
	iii	Expected Note Balance	$0.00	$104,771,704.09	$52,500,000.00

	iv	Note Balance	$0.00	$104,771,704.09	$52,500,000.00
E	Interest Shortfall		$0.00	$0.00	$0.00
F	Interest Carryover		$0.00	$0.00	$0.00

G	Reserve Account Balance		$1,500,000.00
H	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
I	Unpaid Administration fees from Prior Quarter(s)		$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00

IX. 1996-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-F + VI-D )		$162,660,030.83	$162,660,030.83

B	Primary Servicing Fees-Current Month		$133,225.96	$162,526,804.87

C	Administration Fee		$20,000.00	$162,506,804.87

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$162,506,804.87
	ii	Class A-2	$777,319.93	$161,729,484.94

	iii	Total Noteholder’s Interest Distribution	$777,319.93

E	Certificateholder’s Return Distribution Amount		$419,942.47	$161,309,542.47

F	Noteholder’s Principal Distribution Amount
	i	Class A-1	$0.00	$161,309,542.47
	ii	Class A-2	$104,771,704.09	$56,537,838.38

	iii	Total Noteholder’s Principal Distribution	$104,771,704.09

G	Certificateholder’s Balance Distribution Amount		$52,5000,000.00	$4,037,838.38

H	Increase to the Specified Reserve Account Balance		$0.00	$4,037,838.38

I	Carryover Servicing Fees		$0.00	$4,037,838.38

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$4,037,838.38
	i	Class A-2	$0.00	$4,037,838.38

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$4,037,838.38

L	Excess to Reserve Account		$4,037,838.38	$0.00

X. 1996-1 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due		$0.00	$777,319.93	$419,942.47
	ii	Quarterly Interest Paid		$0.00	$777,319.93	$419,942.47

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		$0.00	$0.00	$0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$104,771,704.09	$52,500,000.00
	viii	Quarterly Principal Paid		$0.00	$104,771,704.09	$52,500,000.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$105,549,024.02	$52,919,942.47

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 12/31/04		$157,271,704.09
	ii	Pool Balance 12/31/04		$—

	iii	Pool Exceeding Notes and Certificate Balance (i-ii)		$157,271,704.09

	iv	Principal Distribution Amount		$157,271,704.09

C		Total Principal Distribution		$157,271,704.09
D		Total Interest Distribution		$1,197,262.40

E		Total Cash Distributions - Note and Certificates		$158,468,966.49

F	Note & Certificate Balances			10/25/2004	1/25/2005
	i	A-1 Note Balance	(795452AD3)	$—	$—
		A-1 Note Pool Factor		0.0000000	0.0000000

	ii	A-2 Note Balance	(795452AE1)	$104,771,704.09	$—
		A-2 Note Pool Factor		0.2212708	0.0000000

	iii	Certificate Balance	(795452AF8)	$52,500,000.00	$—
		Certificate Pool Factor		1.0000000	0.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,500,000.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$4,037,838.38

	iv	Total Reserve Account Balance Available			$5,537,838.38
	v	Required Reserve Account Balance			$—

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to Excess Distribution Certificateholder			$5,537,838.38
	viii	Ending Reserve Account Balance			$—

XI. 1996-1 Historical Pool Information

							2003	2002
			10/1/04-12/31/04	7/01/04-9/30/04	4/01/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$156,780,871.06	$183,197,958.02	$199,411,516.37	$222,741,132.57	$340,521,784.39	$487,125,337.46

	Student Loan Principal Activity
	i	Regular Principal Collections	$15,342,771.86	$24,955,921.80	$15,071,898.52	$21,757,181.32	$97,063,097.79	$91,585,926.28
	ii	Principal Collections from Guarantor	1,850,342.96	2,019,468.04	1,772,169.10	2,110,838.61	10,889,574.33	13,485,661.60
	iii	Principal Reimbursements	7,699.05	1,307.79	7,095.90	137,166.51	13,852,503.81	48,641,214.74
	iv	Other System Adjustments	—	—	—	—	—	—

	v	Total Principal Collections	$17,200,813.87	$26,976,697.63	$16,851,163.52	$24,005,186.44	$121,805,175.93	$153,712,802.62
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$14,129.30	$19,138.08	$18,553.33	$20,805.49	$632,233.83	$1,005,412.93
	ii	Capitalized Interest	(522,667.85)	(578,748.75)	(656,158.50)	(696,375.73)	(4,656,757.94)	(8,114,662.48)

	iii	Total Non-Cash Principal Activity	$(508,538.55)	$(559,610.67)	$(637,605.17)	$(675,570.24)	$(4,024,524.11)	$(7,109,249.55)

	Student Loan Sale Principal		$140,088,595.74	$—	$—	$—	$—	$—

(-)	Total Student Loan Principal Activity		$156,780,871.06	$26,417,086.96	$16,213,558.35	$23,329,616.20	$117,780,651.82	$146,603,553.07

	Student Loan Interest Activity
	i	Regular Interest Collections	$930,596.97	$1,188,045.45	$1,176,259.59	$1,392,968.06	$7,955,878.52	$15,308,551.98
	ii	Interest Claims Received from Guarantors	88,537.20	87,024.02	83,820.34	103,893.40	609,947.72	953,701.91
	iii	Collection Fees/Return Items	19,542.31	24,408.20	20,931.31	27,839.48	78,434.91	30,033.38
	iv	Late Fee Reimbursements	101,517.77	126,366.74	104,877.13	140,030.49	518,969.19	611,678.86
	v	Interest Reimbursements	5,422.70	3,051.36	6,732.00	5,902.89	122,637.48	457,578.99
	vi	Other System Adjustments	—	—	—	—	—	—
	vii	Special Allowance Payments	152,475.97	3,635.96	(231.80)	164.43	(440.16)	2,106.26
	viii	Interest Subsidy Payments	203,651.51	239,705.67	257,942.45	272,527.30	1,571,776.34	2,788,714.26

	ix	Total Interest Collections	$1,501,744.43	$1,672,237.40	$1,650,331.02	$1,943,326.05	$10,857,204.00	$20,152,365.64
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$298.86	$889.22	$(773.60)	$(1,455.51)	$(547,397.61)	$(816,710.43)
	ii	Capitalized Interest	524,841.93	582,014.69	658,679.45	698,037.18	4,701,949.66	8,114,662.48

	iii	Total Non-Cash Interest Adjustments	$525,140.79	$582,903.91	$657,905.85	$696,581.67	$4,154,552.05	$7,297,952.05

	Student Loan Sale Accrued Interest		$1,183,359.62	$—	$—	$—	$—	$—

	Total Student Loan Interest Activity		$3,210,244.84	$2,255,141.31	$2,308,236.87	$2,639,907.72	$15,011,756.05	$27,450,317.69
(=)	Ending Student Loan Portfolio Balance		$—	$156,780,871.06	$183,197,958.02	$199,411,516.37	$222,741,132.57	$340,521,784.39
(+)	Interest to be Capitalized		$—	$490,833.03	$621,166.37	$724,093.41	$769,685.24	$1,238,148.97

(=)	TOTAL POOL		$—	$157,271,704.09	$183,819,124.39	$200,135,609.78	$223,510,817.81	$341,759,933.36

XII. 1996-1 Historical Pool Information (continued)

			2001	2000	1999	1998	1997	1996
			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	1/1/98-12/31/98	1/1/97-12/31/97	2/5/96-12/31/96
Beginning Student Loan Portfolio Balance			$624,905,717.23	$755,006,000.43	$909,715,422.93	$1,076,337,722.21	$1,287,751,841.38	$1,489,927,280.77

	Student Loan Principal Activity
	i	Regular Principal Collections	$116,483,996.52	$121,280,052.43	$136,697,356.85	$147,964,334.46	$152,706,153.19	$147,874,732.04
	ii	Principal Collections from Guarantor	13,300,790.63	9,119,985.50	13,831,435.78	32,566,460.78	46,996,163.24	29,847,763.18
	iii	Principal Reimbursements	19,497,165.12	15,076,644.76	20,209,578.03	1,333,102.89	29,266,752.77	42,577,857.53
	iv	Other System Adjustments	—	—	—	—	—	(17,470.68)

	v	Total Principal Collections	$149,281,952.27	$145,476,682.69	$170,738,370.66	$181,863,898.13	$228,969,069.20	$220,282,882.07
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,555,742.19	$2,291,664.31	$2,852,363.45	$2,907,289.96	$3,748,261.52	$4,242,528.79
	ii	Capitalized Interest	(13,057,314.69)	(17,668,063.80)	(18,881,311.61)	(18,148,888.81)	(21,303,211.55)	(22,349,971.47)

	iii	Total Non-Cash Principal Activity	$(11,501,572.50)	$(15,376,399.49)	$(16,028,948.16)	$(15,241,598.85)	$(17,554,950.03)	$(18,107,442.68)

	Student Loan Sale Principal		$—	$—	$—	$—	$—	$—

(-)	Total Student Loan Principal Activity		$137,780,379.77	$130,100,283.20	$154,709,422.50	$166,622,299.28	$211,414,119.17	$202,175,439.39

	Student Loan Interest Activity
	i	Regular Interest Collections	$27,467,268.31	$35,924,231.15	$44,310,158.60	$54,894,488.37	$61,888,095.43	$61,347,900.36
	ii	Interest Claims Received from Guarantors	1,061,233.56	575,172.56	812,157.60	1,986,953.92	2,897,580.06	1,815,321.58
	iii	Collection Fees/Return Items	—	—	—	—	—	—
	iv	Late Fee Reimbursements	824,763.28	924,948.10	1,022,682.12	277,552.36	—	—
	v	Interest Reimbursements	255,101.46	161,923.72	320,606.24	110,524.88	436,782.68	501,291.36
	vi	Other System Adjustments	—	(1,002.10)	—	—	—	8,773.93
	vii	Special Allowance Payments	1,176,331.13	5,839,738.96	487,341.68	1,722,657.22	2,573,916.66	2,111,104.86
	viii	Interest Subsidy Payments	4,588,789.35	5,975,904.11	8,828,639.60	11,651,607.43	18,055,179.16	17,549,626.88

	ix	Total Interest Collections	$35,373,487.09	$49,400,916.50	$55,781,585.84	$70,643,784.18	$85,851,553.99	$83,334,018.97
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,326,197.73)	$(2,152,912.69)	$(2,674,916.36)	$(2,481,449.06)	$(3,154,064.14)	$(3,876,816.64)
	ii	Capitalized Interest	13,057,314.69	17,668,063.80	18,881,311.61	18,148,888.81	21,303,211.55	22,349,971.47

	iii	Total Non-Cash Interest Adjustments	$11,731,116.96	$15,515,151.11	$16,206,395.25	$15,667,439.75	$18,149,147.41	$18,473,154.83

	Student Loan Sale Accrued Interest		$—	$—	$—	$—	$—	$—

	Total Student Loan Interest Activity		$47,104,604.05	$64,916,067.61	$71,987,981.09	$86,311,223.93	$104,000,701.40	$101,807,173.80
(=)	Ending Student Loan Portfolio Balance		$487,125,337.46	$624,905,717.23	$755,006,000.43	$909,715,422.93	$1,076,337,722.21	$1,287,751,841.38
(+)	Interest to be Capitalized		$2,152,478.06	$2,641,242.51	$4,587,947.68	$7,360,402.45	$8,040,248.28	$9,711,152.12

(=)	TOTAL POOL		$489,277,815.52	$627,546,959.74	$759,593,948.11	$917,075,825.38	$1,084,377,970.49	$1,297,462,993.50

XIII. 1996-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Feb-96	$1,502,106,411	—

Apr-96	$1,471,870,726	5.14%

Jul-96	$1,421,949,915	5.64%

Oct-96	$1,360,374,604	7.09%

Jan-97	$1,297,462,994	7.90%

Apr-97	$1,238,786,263	8.30%

Jul-97	$1,183,793,430	8.30%

Oct-97	$1,134,200,621	7.79%

Jan-98	$1,084,377,970	7.38%

Apr-98	$1,039,977,316	6.84%

Jul-98	$996,886,487	6.35%

Oct-98	$955,927,174	5.87%

Jan-99	$917,075,825	5.36%

Apr-99	$873,672,327	5.06%

Jul-99	$826,122,880	4.91%

Oct-99	$790,867,882	4.43%

Jan-00	$759,593,948	4.21%

Apr-00	$725,655,970	4.08%

Jul-00	$693,162,827	3.91%

Oct-00	$657,882,223	3.83%

Jan-01	$627,546,960	3.60%

Apr-01	$596,642,093	3.38%

Jul-01	$563,743,575	3.22%

Oct-01	$529,384,485	3.12%

Jan-02	$489,277,816	3.22%

Apr-02	$451,528,806	3.29%

Jul-02	$419,418,183	3.23%

Oct-02	$378,833,103	3.49%

Jan-03	$341,759,933	3.74%

Apr-03	$308,560,199	3.88%

Jul-03	$285,351,722	3.69%

Oct-03	$246,709,323	4.31%

Jan-04	$223,510,818	4.22%

Apr-04	$200,135,610	4.18%

Jul-04	$183,819,124	3.74%

Oct-04	$157,271,704	3.92%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.